Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending December 31, 2009 and 2008

	4th Quarter
(in thousands, except per share data)	2009	2008	Change
Operating Revenues
Oil and gas operations	$216,388	$209,704	$6,684
Natural gas distribution	146,417	166,089	(19,672)

Total operating revenues	362,805	375,793	(12,988)

Operating Expenses
Cost of gas	73,771	98,615	(24,844)
Operations and maintenance	105,775	86,613	19,162
Depreciation, depletion and amortization	62,776	54,772	8,004
Taxes, other than income taxes	21,230	15,566	5,664
Accretion expense	1,330	1,109	221

Total operating expenses	264,882	256,675	8,207

Operating Income	97,923	119,118	(21,195)

Other Income (Expense)
Interest expense	(9,793)	(10,282)	489
Other income	914	430	484
Other expense	(101)	(3,957)	3,856

Total other expense	(8,980)	(13,809)	4,829

Income Before Income Taxes	88,943	105,309	(16,366)
Income tax expense	30,322	40,024	(9,702)

Net Income	$58,621	$65,285	$(6,664)

Diluted Earnings Per Average Common Share	$0.81	$0.91	$(0.10)

Basic Earnings Per Average Common Share	$0.82	$0.91	$(0.09)

Diluted Avg. Common Shares Outstanding	72,057	71,909	148

Basic Avg. Common Shares Outstanding	71,701	71,592	109

Dividends Per Common Share	$0.125	$0.12	$0.005

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 12 months ending December 31, 2009 and 2008

	Year-to-date
(in thousands, except per share data)	2009	2008	Change
Operating Revenues
Oil and gas operations	$822,546	$914,132	$(91,586)
Natural gas distribution	617,874	654,778	(36,904)

Total operating revenues	1,440,420	1,568,910	(128,490)

Operating Expenses
Cost of gas	306,054	351,774	(45,720)
Operations and maintenance	380,625	354,760	25,865
Depreciation, depletion and amortization	235,084	188,413	46,671
Taxes, other than income taxes	78,329	107,605	(29,276)
Accretion expense	4,935	4,290	645

Total operating expenses	1,005,027	1,006,842	(1,815)

Operating Income	435,393	562,068	(126,675)

Other Income (Expense)
Interest expense	(39,379)	(41,981)	2,602
Other income	4,972	1,885	3,087
Other expense	(690)	(7,014)	6,324

Total other expense	(35,097)	(47,110)	12,013

Income Before Income Taxes	400,296	514,958	(114,662)
Income tax expense	143,971	193,043	(49,072)

Net Income	$256,325	$321,915	$(65,590)

Diluted Earnings Per Average Common Share	$3.57	$4.47	$(0.90)

Basic Earnings Per Average Common Share	$3.58	$4.50	$(0.92)

Diluted Avg. Common Shares Outstanding	71,885	72,030	(145)

Basic Avg. Common Shares Outstanding	71,667	71,601	66

Dividends Per Common Share	$0.50	$0.48	$0.02

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending December 31, 2009 and 2008

	4th Quarter
(in thousands, except sales price data)	2009	2008	Change
Oil and Gas Operations
Operating revenues
Natural gas	$116,686	$124,830	$(8,144)
Oil	80,163	71,506	8,657
Natural gas liquids	19,042	12,301	6,741
Other	497	1,067	(570)

Total	$216,388	$209,704	$6,684

Production volumes
Natural gas (MMcf)	17,805	17,492	313
Oil (MBbl)	1,234	1,109	125
Natural gas liquids (MMgal)	19.3	18.0	1.3
Total production volumes (MMcfe)	27,965	26,715	1,250
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$6.55	$7.14	$(0.59)
Oil (barrel)	$64.98	$64.48	$0.50
Natural gas liquids (gallon)	$0.99	$0.68	$0.31
Other data
Lease operating expense (LOE)
LOE and other	$47,054	$45,500	$1,554
Production taxes	11,492	3,813	7,679

Total	$58,546	$49,313	$9,233

Depreciation, depletion and amortization	$49,900	$42,299	$7,601
General and administrative expense	$14,384	$7,166	$7,218
Capital expenditures	$73,975	$154,064	$(80,089)
Exploration expense	$8,860	$5,081	$3,779
Operating income	$83,368	$104,736	$(21,368)

Natural Gas Distribution
Operating revenues
Residential	$94,097	$106,647	$(12,550)
Commercial and industrial	36,013	44,715	(8,702)
Transportation	15,044	13,291	1,753
Other	1,263	1,436	(173)

Total	$146,417	$166,089	$(19,672)

Gas delivery volumes (MMcf)
Residential	5,137	5,385	(248)
Commercial and industrial	2,320	2,585	(265)
Transportation	11,129	10,522	607

Total	18,586	18,492	94

Other data
Depreciation and amortization	$12,876	$12,473	$403
Capital expenditures	$20,702	$18,365	$2,337
Operating income	$15,140	$14,831	$309

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 12 months ending December 31, 2009 and 2008

	Year-to-date
(in thousands, except sales price data)	2009	2008	Change
Oil and Gas Operations
Operating revenues
Natural gas	$460,370	$536,283	$(75,913)
Oil	284,750	292,908	(8,158)
Natural gas liquids	67,254	68,216	(962)
Other	10,172	16,725	(6,553)

Total	$822,546	$914,132	$(91,586)

Production volumes
Natural gas (MMcf)	72,337	67,573	4,764
Oil (MBbl)	4,690	4,114	576
Natural gas liquids (MMgal)	75.2	70.7	4.5
Total production volumes (MMcfe)	111,224	102,354	8,870
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$6.36	$7.94	$(1.58)
Oil (barrel)	$60.72	$71.20	$(10.48)
Natural gas liquids (gallon)	$0.89	$0.96	$(0.07)
Other data
Lease operating expense (LOE)
LOE and other	$181,777	$174,127	$7,650
Production taxes	35,652	62,552	(26,900)

Total	$217,429	$236,679	$(19,250)

Depreciation, depletion and amortization	$184,089	$139,539	$44,550
General and administrative expense	$52,214	$41,740	$10,474
Capital expenditures	$427,399	$449,571	$(22,172)
Exploration expense	$10,234	$9,296	$938
Operating income	$353,645	$482,588	$(128,943)

Natural Gas Distribution
Operating revenues
Residential	$399,760	$408,280	$(8,520)
Commercial and industrial	162,141	177,719	(15,578)
Transportation	54,312	51,116	3,196
Other	1,661	17,663	(16,002)

Total	$617,874	$654,778	$(36,904)

Gas delivery volumes (MMcf)
Residential	20,921	21,632	(711)
Commercial and industrial	9,934	10,934	(1,000)
Transportation	40,903	46,789	(5,886)

Total	71,758	79,355	(7,597)

Other data
Depreciation and amortization	$50,995	$48,874	$2,121
Capital expenditures	$77,809	$63,320	$14,489
Operating income	$83,984	$81,956	$2,028

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